                              Exhibit 1.A. (3)(b)
                            Broker-Dealer Agreement

                                             Exhibit 1.A. (3)(b)
                            BROKER-DEALER AGREEMENT


     IT IS HEREBY AGREED by and between FIRST VARIABLE LIFE INSURANCE COMPANY (hereinafter referred to as "INSURANCE COMPANY"), an Arkansas corporation, and FIRST VARIABLE CAPITAL SERVICES, INC. (hereinafter referred to as "BROKER/DEALER"), an Arkansas corporation, as follows:

                                       I

                            BASIS FOR THE AGREEMENT

A.   INSURANCE COMPANY

          INSURANCE COMPANY is a life insurance company licensed to issue various life insurance policies and annuity contracts.

B.    BROKER/DEALER

          BROKER/DEALER is an affiliate of INSURANCE COMPANY. BROKER/DEALER was organized to function as a broker-dealer registered under the provisions of the Securities Exchange Act of 1934 (hereinafter referred to as the "34 Act") for the sale of certain variable contracts issued by separate accounts of INSURANCE COMPANY. Such variable contracts may be deemed to be securities within the meaning of the Securities Act of 1933 and will be registered thereunder.

C.    PURPOSE OF AGREEMENT

          INSURANCE COMPANY desires BROKER/DEALER to act as the distributor for all of the said variable contracts which require distribution under the auspices of a registered broker-dealer. The parties desire INSURANCE COMPANY to maintain certain accounting books and records of BROKER/DEALER and to send purchasers of such variable contracts required confirmations of transactions on behalf of BROKER/DEALER and to pay any commissions which may be due on sales of such variable contracts to any selling broker-dealers and any registered representative of BROKER/DEALER who are also licensed insurance agents (or agencies) of INSURANCE COMPANY. The parties also desire to make arrangements for adequate facilities and financing for the carrying on of the business of BROKER/DEALER.

                                      II

                            DUTIES OF BROKER/DEALER

A.    REGISTRATION UNDER THE '34 ACT

          BROKER/DEALER shall maintain its registration as a broker-dealer under the provisions of the '34 Act and will secure whatever authorizations, licenses, qualifications, permits and the like as may be necessary to perform its obligations under this agreement in those states requested by INSURANCE COMPANY.

B.    MEMBERSHIP IN THE NATIONAL ASSOCIATION
      OF SECURITIES DEALER, INC.

          BROKER/DEALER shall maintain its membership in the National Association of Securities Dealer, Inc. (NASD).

C.    RESPONSIBILITY FOR SECURITIES ACTIVITIES

          BROKER/DEALER shall assume full responsibility for the securities activities of all persons engaged directly or indirectly (within the meaning of Section 3(a)(18) of the '34 Act) in the variable contract operations of INSURANCE COMPANY, including but not limited to training, supervision and control as contemplated under appropriate provisions of the '34 Act, any regulations thereunder, or by the rules of the NASD. To the extent necessary and appropriate, those persons directly or indirectly involved in such variable contract operations shall be registered representatives or registered principals of BROKER/DEALER as appropriate to their activities.

D.    APPOINTMENT OF REGISTERED PERSONS
      AND MAINTENANCE OF PERSONNEL RECORDS

          BROKER/DEALER shall have the authority and responsibility for the appointment and registration of those persons who will be registered representatives and registered principals.
          BROKER/DEALER shall likewise have the responsibility for maintenance of all the appropriate records of such registered person.

E.    MAINTENANCE OF NET CAPITAL

          BROKER/DEALER shall the authority and responsibility for maintenance of appropriate net capital and for limiting aggregate indebtedness as may be required under the provisions of the '34 Act, any regulations thereunder, or by NASD rules.

F.    REQUIRED REPORTS

          BROKER/DEALER shall have the responsibility for preparation and submission of any reports or other materials required by any regulatory authority having proper jurisdiction.

                                      III

DUTIES OF INSURANCE COMPANY

A.    MAINTENANCE OF ACCOUNTING RECORDS

          INSURANCE COMPANY shall be responsible for the maintenance of all books and records in connection with the offer and sale of said variable contracts. Such books and records shall be maintained and preserved in conformity with any requirements under the '34 Act, any regulations thereunder, or under NASD rules to the extent that such requirements are applicable to variable contract operations. All such books and records shall be maintained and held by INSURANCE COMPANY on behalf of and as agent for BROKER/DEALER. All such books and records are, and shall at all times remain, the property of BROKER/DEALER and shall at all times be subject to inspection by duly authorized officers, auditors or representatives of BROKER/DEALER and by the Securities and Exchange Commission, the NASD, or other regulatory authority having proper jurisdiction. Nothing herein shall preclude INSURANCE COMPANY from engaging the services of third parties to perform ministerial, clerical or computer services with respect to its duties hereunder.

B.    PAYMENT OF COMMISSIONS

          INSURANCE COMPANY shall provide for the payment on behalf of BROKER/DEALER of all commissions which may be due on sales of such variable contracts to any selling broker-dealers and registered representatives of BROKER/DEALER who are also licensed insurance agents (or agencies) of INSURANCE COMPANY. Such commissions shall be payable from funds made available for such and shall be subject to approval before payment by duly authorized personnel of BROKER/DEALER. The payment of commissions hereunder on behalf of BROKER/DEALER is intended by the parties to be a purely ministerial act by INSURANCE COMPANY and all such payments shall be properly reflected on the books and records maintained on behalf of BROKER/DEALER. In computing any amounts owned to

          BROKER/DEALER, INSURANCE COMPANY shall take into account any sales loads that may be payable to BROKER/DEALER because of any surrenders of variable products.

C.    CONFIRMATION OF TRANSACTIONS

          INSURANCE COMPANY shall provide for the issuance of confirmations on behalf of BROKER/DEALER, acting as agent for INSURANCE COMPANY, regarding all transactions required to be confirmed, and in the form and manner required for such confirmations, under the '34 Act, any regulations thereunder, or by NASD rules.

D.    PROVISION OF CAPITALIZATION

          INSURANCE COMPANY shall provide BROKER/DEALER with adequate capitalization and shall, when needed, supplement such capitalization in amounts sufficient to insure that at all times minimum net capital is available to meet the requirements of the '34 Act, any regulations thereunder or NASD rules.

E.    PAYMENT OF EXPENSES OF BROKER/DEALER

          In the event BROKER/DEALER should expend any of its own funds, INSURANCE COMPANY shall reimburse BROKER/DEALER upon demand. INSURANCE COMPANY's obligations under the terms of this paragraph shall be limited solely to payment or reimbursement of expenses incurred by BROKER/DEALER in performance of services for INSURANCE COMPANY.

F.    PROVISIONS OF FACILITIES AND PERSONNEL

          INSURANCE COMPANY shall provide BROKER/DEALER with facilities and personnel sufficient to perform BROKER/DEALER's obligations hereunder and to carry on its business in conformity with provisions of the '34 Act, any regulations thereunder or NASD rules.

G.    TERMINATION

          This Agreement may be terminated at any time by either party upon written notice to the other stating the date when such termination shall be effective provided that this Agreement may not be terminated or modified by either party if the effect would be to put BROKER/DEALER out of compliance with the "net-capital" requirements of the '34 Act. In addition, no default of any kind shall have the effect of terminating this Agreement unless such termination is subject to this termination provision.

          EXECUTED at Springfield, Massachusetts effective November 30, 1992.


                              INSURANCE COMPANY
                              FIRST VARIABLE LIFE INSURANCE COMPANY


                              BY: /S/ JOHN S. COULTON
                                  -----------------------------------------
                                     lts Vice President and General Counsel

                              BROKER/DEALER
                              FIRST VARIABLE CAPITAL SERVICES, INC.


                              BY: /S/ JOHN S. COULTON
                                  -----------------------------------------
                                      lts President